Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 6, 2019, relating to the balance sheet of SC Health Corporation as of December 31, 2018, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from December 10, 2018 (date of inception) through December 31, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 21, 2019